Exhibit 10.1
EXECUTION COPY
INVESTMENT AGREEMENT
By and Between
LEUCADIA NATIONAL CORPORATION
and
JEFFERIES GROUP, INC.
Dated as of April 20, 2008

Exhibits
A — Form of Standstill Agreement

INVESTMENT AGREEMENT
     INVESTMENT AGREEMENT (the “Agreement”), dated as of April 20, 2008 , by and between Leucadia National Corporation, a New York corporation (“Leucadia”), and Jefferies Group, Inc., a Delaware corporation (“Jefferies”). Capitalized terms not otherwise defined where used shall have the meanings ascribed thereto in Article I.
     WHEREAS, Jefferies has agreed to purchase, and Leucadia has agreed to sell, subject to the terms and conditions of this Agreement, the Leucadia Shares (as defined below) in exchange for the Jefferies Shares (as defined below) and cash;
     WHEREAS, Jefferies and Leucadia desire to set forth certain agreements herein.
     NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:
ARTICLE I
Definitions
     Section 1.01. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:
     “Affiliate” or “affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person. As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). To the extent that any such term is used in relation to or in connection with any statute and the definition of such term in such statute is broader or different, then, in such context, such term shall have the meaning set forth in such statute.
     “Agreement” shall have the meaning set forth in the preamble hereto.
     “Ancillary Documents” shall mean the Standstill Agreement and the Registration Rights Agreements.
     “Closing” and “Closing Date” shall have their meanings set forth in Section 2.02(a).
     “DGCL” shall mean the Delaware General Corporation Law.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     “GAAP” shall mean generally accepted accounting principles in the United States of America.

     “Governmental Entity” shall mean any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.
     “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
     “Jefferies” shall have the meaning set forth in the preamble hereto.
     “Jefferies Common Stock” shall mean the common stock, par value $.0001 per share, of Jefferies.
     “Jefferies Shares” shall have the meaning set forth in Section 2.01.
     “Leucadia” shall have the meaning set forth in the preamble hereto.
     “Leucadia Common Stock” shall mean the common shares, par value $1.00 per share, of Leucadia.
     “Leucadia Shares” shall have the meaning set forth in Section 2.01.
     “Leucadia Voting Debt” shall have the meaning set forth in Section 3.02(e).
     “Material Adverse Effect” shall mean any material adverse effect on (a) the financial condition, results of operations, assets, liabilities or business of Jefferies and its Subsidiaries taken as a whole or Leucadia and its Subsidiaries taken as a whole, as the case may be, (provided, however, that, with respect to this clause (a), a “Material Adverse Effect” shall not be deemed to include any effects to the extent resulting from (i) changes, after the date hereof, in generally accepted accounting principles or regulatory accounting requirements applicable to banks or savings associations and their holding companies generally, (ii) changes, after the date hereof, in laws, rules or regulations of general applicability or interpretations thereof by Governmental Entities, (iii) actions or omissions of Jefferies taken with the prior written consent of Leucadia or actions or omissions of Leucadia taken with the prior written consent of Jefferies, as the case may be, or (iv) changes, after the date hereof, in general economic or market conditions generally affecting the other companies in the industries in which Jefferies and its Subsidiaries, or Leucadia and its Subsidiaries, as the case may, operate, except, with respect to clauses (i), (ii) and (iv), to the extent that the effects of such changes are disproportionately adverse to the financial condition, results of operations, assets, liabilities or business of Jefferies and its Subsidiaries, taken as a whole, or Leucadia and its Subsidiaries, taken as a whole), (b) the ability of Jefferies or Leucadia to perform its respective obligations under this Agreement or the Ancillary Documents or (c) the validity or enforceability of this Agreement or any of the Ancillary Documents or the rights or remedies of Jefferies or Leucadia hereunder and thereunder.
     “NYSE” shall mean the New York Stock Exchange.
     “Person” or “person” shall mean an individual, corporation, association, partnership, group (as such term is used in Section 13(d)(3) of the Exchange Act), trust, joint venture,

business trust or unincorporated organization, or a government or any agency or political subdivision thereof.
     “Registration Rights Agreements” shall mean the separate registration rights agreements to be executed by Jefferies and Leucadia, which shall each be consistent with the terms set forth in Annex A to Exhibit A of this Agreement.
     “Reports” shall mean all periodic reports, registration statements and proxy statements, together with any amendments required to be made with respect thereto, that were required to be filed with the SEC under the Securities Act or the Exchange Act.
     “SEC” shall mean the United States Securities and Exchange Commission.
     “Securities Act” shall mean the Securities Act of 1933, as amended.
     “Standstill Agreement” shall mean the standstill agreement executed by Jefferies and Leucadia at the Closing, which shall be in the form attached hereto as Exhibit A.
     “Subsidiary” shall mean those certain entities listed on Exhibit 21 to the most recent Annual Report on Form 10-K as filed with the SEC by Jefferies or Leucadia, as the case may be.
     “Transactions” shall have the meaning set forth in Section 3.01(c).
     Section 1.02. General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specified, the terms “hereto,” “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Articles or Sections refer to Articles or Sections of this Agreement.
ARTICLE II
Sale and Purchase of the Securities
     Section 2.01. Sale and Purchase of the Securities. Subject to all of the terms and conditions of this Agreement, and in reliance upon the representations and warranties hereinafter set forth, at the Closing provided for in Section 2.02 hereof, Leucadia will sell to Jefferies, and Jefferies will purchase from Leucadia, 10,000,000 shares of Leucadia Common Stock (the “Leucadia Shares”), for an aggregate purchase price of (i) $100,021,353 and (ii) 26,585,310 shares of Jefferies Common Stock (the “Jefferies Shares”).
     Section 2.02. Closing. (i) Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the purchase and sale of the Leucadia Shares hereunder (the “Closing”) shall take place at the offices of Morgan, Lewis & Bockius LLP at 101 Park Avenue, New York,

New York 10178, on April 21, 2008 beginning at 9 A.M. (New York time) or such other place and date as the parties hereto may agree upon (the date that the Closing occurs, the “Closing Date”).
     (ii) At the Closing: (i) Leucadia will deliver to Jefferies certificates for the Leucadia Shares registered in the name of Jefferies or its nominee; (ii) Jefferies, in full payment for the Leucadia Shares, will deliver to Leucadia immediately available funds, by wire transfer to such account as Leucadia shall specify, in the amount of $100,021,353 and certificates for the Jefferies Shares registered in the name of Leucadia or its nominee; and (iii) each party shall take or cause to happen such other actions, and shall execute and deliver such other instruments or documents, as shall be required under Article V.
ARTICLE III
Representations and Warranties
     Section 3.01. Representations and Warranties of Jefferies. Except as disclosed in the Reports filed with or furnished to the SEC by Jefferies prior to the date hereof, Jefferies represents and warrants to, and agrees with, Leucadia, as of the date hereof (or as of such earlier date in the case of any representation or warranty expressly made as of an earlier date), as follows:
     (i) Organization and Good Standing of Jefferies; Organizational Documents. Jefferies is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority and governmental authorizations to own, operate and lease its properties and to carry on its business as it is being conducted on the date of this Agreement. Jefferies is duly licensed or qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so licensed or qualified in any such jurisdiction would not reasonably be expected to have a Material Adverse Effect.
     (ii) Organization of Subsidiaries. Each Subsidiary of Jefferies is duly incorporated and validly existing under the laws of its jurisdiction of organization, and has all requisite corporate power and authority and governmental authorizations to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so authorized, licensed or qualified in any such jurisdiction, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
     (iii) Authorization; No Conflicts. (i) Jefferies has full corporate power and authority to execute and deliver this Agreement and the Ancillary Documents and to consummate the transactions contemplated hereby and thereby (the “Transactions”). The execution, delivery and performance by Jefferies of this Agreement and each Ancillary Document and the consummation of the Transactions have been duly authorized by the Board of Directors of Jefferies. No other corporate proceedings on the part of Jefferies are necessary to authorize the execution, delivery and performance by Jefferies of this Agreement and each Ancillary Document and consummation of the Transactions. This Agreement has been, and at or prior to the Closing or at such time as such Ancillary Document is entered into, each Ancillary Document to which it is a party will be, duly and validly executed and delivered by Jefferies. This Agreement is, and upon its execution at or prior to the Closing or at such time as such Ancillary Document is entered into, each Ancillary Document to which it is a party will be, a valid and binding obligation of Jefferies, enforceable against it in accordance with its terms.
     (ii) The execution, delivery and performance of this Agreement and the Ancillary Documents, the consummation by Jefferies of the Transactions and the compliance by Jefferies with any of the provisions hereof and thereof will not conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (A) any provision of the Amended and Restated Certificate of Incorporation or By-laws of Jefferies or the certificate of incorporation, charter, by-laws or other governing instrument of any Subsidiary of Jefferies or (B) any mortgage, note, indenture, deed of trust, lease, loan agreement or other agreement or instrument or any permit, concession, grant, franchise, license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to Jefferies or any of its Subsidiaries or any of their respective properties or assets.
     (iv) Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required on the part of Jefferies or any of its Subsidiaries in connection with the execution, delivery and performance by Jefferies of this Agreement and the Ancillary Documents to which it is a party and the consummation by Jefferies of the Transactions.
     (v) Capitalization. The authorized capital stock of Jefferies consists of (i) 500,000,000 shares of Jefferies Common Stock of which, as of April 18, 2008, 133,059,610 shares were issued and outstanding and (ii) 10,000,000 shares of preferred stock, par value $.0001, of Jefferies, of which 125,000 shares, designated as 3.25% Series A Cumulative Convertible Preferred Stock, were issued and outstanding as of April 18, 2008. As of April 18, 2008, Jefferies held 31,542,113 shares of Jefferies Common Stock in its treasury. As of December 31, 2007 there were 38,426,001 shares of Jefferies Common Stock reserved for issuance in connection with employee benefit, stock option and dividend reinvestment and stock purchase plans and 23,733,127 shares of Jefferies Common Stock remaining available for future issuance under such employee benefit, stock option and dividend reinvestment and stock purchase plans. As of the three months ended December 31, 2007 and March 31, 2008, the weighted average number of shares of Jefferies Common Stock outstanding (basic and diluted treasury method) was 140,726,000 and 141,784,000, respectively. All of the issued and outstanding shares of Jefferies capital stock have been duly and validly authorized and issued and are fully paid and nonassessable, and are not subject to preemptive rights. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the stockholders of Jefferies may vote (“Jefferies Voting Debt”) are issued and outstanding. Other than as set forth in this subsection (e) or pursuant to this Agreement or the Certificate of Designations for the 3.25% Series A Cumulative Convertible Preferred Stock, (A) no equity securities or Jefferies Voting Debt of Jefferies are or may be required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever, (B) there are outstanding no securities or rights convertible into or exchangeable for any equity securities or Jefferies Voting Debt of Jefferies and (C) there are no contracts, commitments, understandings or arrangements by which Jefferies is bound to issue additional equity securities or Jefferies Voting Debt or options, warrants or rights to purchase or acquire any additional equity securities or Jefferies Voting Debt.
     (vi) Reports; Financial Statements; Controls.
     (i) Since January 1, 2005, Jefferies has filed all Reports, and has paid all fees and assessments due and payable in connection therewith. As of their respective dates, the Reports complied in all material respects with applicable requirements of the Securities Act or the Exchange Act and the published rules and regulations of the SEC and did not as of the date of filing thereof with the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (ii) Each of the consolidated balance sheets, and the related consolidated statements of income, changes in stockholders’ equity and cash flows, included in the Reports filed with the SEC under the Exchange Act fairly present in all material respects the consolidated financial position of Jefferies and its consolidated Subsidiaries as of the dates shown and the results of the consolidated operations, changes in stockholders’ equity and cash flows of Jefferies and its consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, subject, in the case of any unaudited financial statements, to normal recurring year-end audit adjustments, complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and have been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto.
     (iii) Jefferies (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Jefferies, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of Jefferies by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to Jefferies outside auditors and the audit committee of Jefferies Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect Jefferies ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in Jefferies internal controls over financial reporting.
     (vii) Absence of Certain Changes. Since January 1, 2008 until the date hereof, and except as publicly disclosed by Jefferies in the Reports filed by it with the SEC and publicly available prior to the date hereof, and except for its results of operations for the three month period ended March 31, 2008 previously disclosed to Leucadia, (i) Jefferies and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course, consistent with prior practice, (ii) except for publicly disclosed ordinary dividends on the Jefferies Common Stock and the 3.25% Series A Cumulative Convertible Preferred Stock, Jefferies has not made or declared any distribution in cash or in kind to its stockholders or issued any shares of its capital stock or other equity interests and (iii) no event or events have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.
     (viii) No Undisclosed Liabilities, etc. Neither Jefferies nor its Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not fully reflected or reserved against in the financial statements described in Section 3.01(f), except for liabilities that have arisen since December 31, 2007 in the ordinary and usual course of business and consistent with past practice and that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.
     (ix) Compliance with Applicable Law. Each of Jefferies and its Subsidiaries holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under, and has complied in all material respects and is not in default or violation in any respect of, any law, statute, order, rule, regulation, policy or guideline of any Federal, state or local governmental authority applicable to Jefferies or such Subsidiary, other than such non-compliance, defaults or violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.
     (x) Legal Proceedings. Except as set forth in the Reports filed and publicly available prior to the date hereof, neither Jefferies nor any of its Subsidiaries is a party to any, and there are no pending, or to the knowledge of Jefferies, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Jefferies or any of its Subsidiaries or to which any of their assets are subject (i) that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect or (ii) relating to or which challenges the validity or propriety of the Transactions. Neither Jefferies nor any of its Subsidiaries is subject to any order, judgment or decree of a Governmental Entity that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.
     (xi) State Takeover Laws. Jefferies’ Board of Directors has taken all action necessary to render inapplicable to Leucadia the restrictions on “business combinations” set forth in Section 203 of the DGCL and, to the knowledge of Jefferies, any similar “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” law applicable to transactions between Leucadia and Jefferies.
     (xii) Status of Jefferies Shares. The Jefferies Shares have been duly authorized by all necessary corporate action. When issued and sold against receipt of the consideration therefor, the Jefferies Shares will be validly issued, fully paid and nonassessable, will not subject the holders thereof to personal liability and will not be subject to preemptive rights of any other stockholder of Jefferies.
     (xiii) Offering of Securities. Neither Jefferies nor any Person acting on its behalf has offered the Jefferies Shares for sale to, solicited any offers to buy any of the Jefferies Shares or from or otherwise approached or negotiated with respect to any of the Jefferies Shares with any Person other than Leucadia. Neither Jefferies nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of Jefferies under circumstances which would require the integration of such offering with the offering of any of the Jefferies Shares under the Securities Act and the rules and regulations of the SEC thereunder) which might subject the offering, issuance or sale of any of the Jefferies Shares to the registration requirements of the Securities Act.
     (n) Securities Act. Jefferies is acquiring the Leucadia Shares solely for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act.
     (xv) Brokers and Finders. Neither Jefferies nor any of its Subsidiaries nor any of their respective officers, directors, employees or agents has utilized any broker, finder, placement agent or financial advisor or incurred any liability for any fees or commissions in connection with any of the Transactions.
     (xvi) Ownership of Leucadia Stock. As of the date hereof, Jefferies and it Subsidiaries beneficially own (determined in accordance with Rule 13d-3 of the Exchange Act) an aggregate of 6,181 shares of Leucadia Common Stock and $17,794,000 principal amount of Leucadia’s 3-3/4% Convertible Senior Subordinated Debt that is currently convertible into 774,775 shares of Leucadia Common Stock. After giving effect to the issuance of Leucadia Common Stock pursuant to the Transactions, the shares of Leucadia Common Stock beneficially owned by Jefferies will represent less than 5% of Leucadia Common Stock then outstanding as determined in accordance with Rule 13d-3.
     Section 3.02. Representations and Warranties of Leucadia. Except as disclosed in the Reports filed with or furnished to the SEC by Leucadia prior to the date hereof, Leucadia represents and warrants to, and agrees with, Jefferies, as of the date hereof (or as of such earlier date in the case of any representation or warranty expressly made as of an earlier date), as follows:
     (i) Organization and Good Standing of Leucadia; Organizational Documents. (i) Leucadia is duly incorporated, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority and governmental authorizations to own, operate and lease its properties and to carry on its business as it is being conducted on the date of this Agreement. Leucadia is duly licensed or qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so licensed or qualified in any such jurisdiction would not reasonably be expected to have a Material Adverse Effect.
     (ii) Organization and Good Standing of Subsidiaries. Each Subsidiary of Leucadia is duly incorporated and validly existing under the laws of its jurisdiction of organization, and has all requisite corporate power and authority and governmental authorizations to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so authorized, licensed or qualified in any such jurisdiction, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
     (iii) Authorization; No Conflicts. Leucadia has full corporate power and authority to execute and deliver this Agreement and the Ancillary Documents and to consummate the Transactions. The execution, delivery and performance by Leucadia of this Agreement and each Ancillary Document and the consummation of the Transactions have been duly authorized by the Board of Directors of Leucadia. No other corporate proceedings on the part of Leucadia are necessary to authorize the execution, delivery and performance by Leucadia of this Agreement and each Ancillary Document and consummation of the Transactions. This Agreement has been, and at or prior to the Closing, each Ancillary Document to which it is a party will be, duly and validly executed and delivered by Leucadia. This Agreement is, and upon its execution at or prior to the Closing each Ancillary Document to which it is a party will be, a valid and binding obligation of Leucadia, enforceable against it in accordance with its terms.
     (i) The execution, delivery and performance of this Agreement and the Ancillary Documents, the consummation by Leucadia of the Transactions and the compliance by Leucadia with any of the provisions hereof and thereof will not conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (A) any provision of the Restated Certificate of Incorporation or By-laws of Leucadia or the certificate of incorporation, charter, by-laws or other governing instrument of any Subsidiary of Leucadia or (B) any mortgage, note, indenture, deed of trust, lease, loan agreement or other agreement or instrument or any permit, concession, grant, franchise, license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to Leucadia or any of its Subsidiaries or any of their respective properties or assets.
     (iv) Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required on the part of Leucadia or any of its Subsidiaries in connection with the execution, delivery and performance by Leucadia of this Agreement and the Ancillary Documents to which it is a party and the consummation by Leucadia of the Transactions.
     (v) Capitalization.
     (i) The authorized capital stock of Leucadia consists of (i) 600,000,000 shares of Leucadia Common Stock of which, as of March 31, 2008, 222,610,840 shares were issued and outstanding and (ii) 6,000,000 shares of preferred stock, par value $1.00 per share, of Leucadia, of which no shares were issued and outstanding as of March 31, 2008. As of March 31, 2008, Leucadia held 56,886,204 shares of Leucadia Common Stock in its treasury. As of March 31, 2008 there were 22,649,801 shares of Leucadia Common Stock reserved for issuance in connection with outstanding warrants, the Company’s stock option plan and the Company’s outstanding 3-3/4 % Convertible Senior Subordinated Debt. All of the issued and outstanding shares of Leucadia capital stock have been duly and validly authorized and issued and are fully paid and nonassessable, and are not subject to preemptive rights. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the stockholders of Leucadia may vote (“Leucadia Voting Debt”) are issued and outstanding. Other than as set forth in this subsection (e) or pursuant to this Agreement or the 3-3/4 % Convertible Senior Subordinated Debt, (A) no equity securities or Leucadia Voting Debt of Leucadia are or may be required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever, (B) there are outstanding no securities or rights convertible into or exchangeable for any equity securities or Leucadia Voting Debt of Leucadia and (C) there are no contracts, commitments, understandings or arrangements by which Leucadia is bound to issue additional equity securities or Leucadia Voting Debt or options, warrants or rights to purchase or acquire any additional equity securities or Leucadia Voting Debt.
     (vi) Reports; Financial Statements; Controls.
     (i) Since January 1, 2005, Leucadia has filed all Reports, and has paid all fees and assessments due and payable in connection therewith. As of their respective dates, the Reports complied in all material respects with applicable requirements of the Securities Act or the Exchange Act and the published rules and regulations of the SEC and did not as of the date of filing thereof with the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (ii) Each of the consolidated balance sheets, and the related consolidated statements of income, changes in stockholders’ equity and cash flows, included in the Reports filed with the SEC under the Exchange Act fairly present in all material respects the consolidated financial position of Leucadia and its consolidated Subsidiaries as of the dates shown and the results of the consolidated operations, changes in stockholders’ equity and cash flows of Leucadia and its consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, subject, in the case of any unaudited financial statements, to normal recurring year-end audit adjustments, complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and have been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto.
     (iii) Leucadia (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Leucadia, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of Leucadia by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to Leucadia outside auditors and the audit committee of Leucadia Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect Leucadia ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in Leucadia internal controls over financial reporting.

     (vii) Absence of Certain Changes. Since January 1, 2008 until the date hereof, and except as publicly disclosed by Leucadia in the Reports filed by it with the SEC and publicly available prior to the date hereof, and except as previously disclosed to Jefferies in connection with the Transactions, (i) Leucadia and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course, consistent with prior practice, (ii) except for publicly disclosed ordinary dividends on the Leucadia Common Stock, Leucadia has not made or declared any distribution in cash or in kind to its stockholders or issued any shares of its capital stock or other equity interests and (iii) no event or events have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.
     (viii) No Undisclosed Liabilities, etc. Neither Leucadia nor its Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not fully reflected or reserved against in the financial statements described in Section 3.02(f), except for liabilities that have arisen since December 31, 2007 in the ordinary and usual course of business and consistent with past practice and that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.
     (ix) Compliance with Applicable Law. Each of Leucadia and its Subsidiaries holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under, and has complied in all material respects and is not in default or violation in any respect of, any law, statute, order, rule, regulation, policy or guideline of any Federal, state or local governmental authority applicable to Leucadia or such Subsidiary, other than such non-compliance, defaults or violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.
     (x) Legal Proceedings. Except as set forth in the Reports filed and publicly available prior to the date hereof, neither Leucadia nor any of its Subsidiaries is a party to any, and there are no pending, or to the knowledge of Leucadia, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Leucadia or any of its Subsidiaries or to which any of their assets are subject (i) that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect or (ii) relating to or which challenges the validity or propriety of the Transactions. Neither Leucadia nor any of its Subsidiaries is subject to any order, judgment or decree of a Governmental Entity that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.
     (xi) Status of Leucadia Shares. The Leucadia Shares have been duly authorized by all necessary corporate action. When issued and sold against receipt of the consideration therefor, the Leucadia Shares will be validly issued, fully paid and nonassessable, will not subject the holders thereof to personal liability and will not be subject to preemptive rights of any other stockholder of Leucadia.
     (xii) Offering of Securities. Neither Leucadia nor any Person acting on its behalf has offered the Leucadia Shares for sale to, solicited any offers to buy any of the Leucadia Shares or from or otherwise approached or negotiated with respect to any of the Leucadia Shares with any Person other than Jefferies. Neither Leucadia nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of Leucadia under circumstances which would require the integration of such offering with the offering of any of the Leucadia Shares under the Securities Act and the rules and regulations of the SEC thereunder) which might subject the offering, issuance or sale of any of the Leucadia Shares to the registration requirements of the Securities Act.
     (n) Securities Act. Leucadia is acquiring the Jefferies Shares solely for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act.
     (xiii) Brokers and Finders. Neither Leucadia nor any of its Subsidiaries nor any of their respective officers, directors, employees or agents has utilized any broker, finder, placement agent or financial advisor or incurred any liability for any fees or commissions in connection with any of the Transactions.
     (xiv) Ownership Interest in Jefferies. As of the date hereof, Leucadia beneficially owns in the aggregate 4,265,800 shares of Jefferies Common Stock.
     (xv) Antitrust. The waiting period (and any extension thereof) applicable to the Transactions under the HSR Act and any other clearances or approvals required under applicable competition, merger control, antitrust or similar law have been granted, terminated or have expired, without any conditions, restrictions, requirements or change of regulation or any other action taken.
ARTICLE IV
Additional Agreements of the Parties
     Section 4.01. Taking of Necessary Action. Subject to the conditions set forth in Article V hereof, each of the parties hereto agrees to use all reasonable best efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement the Transactions or to evidence such events or matters.
     Section 4.02. Securities Laws; Legends. (i) Leucadia acknowledges and agrees that as of the date hereof that the Jefferies Shares have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only if registered under the Securities Act or pursuant to an exemption therefrom. Leucadia acknowledges that, except as provided in the Ancillary Documents, Leucadia has no right to require Jefferies to register the Jefferies Shares. Leucadia further acknowledges and agrees that each certificate for the Leucadia shall bear a legend substantially as set forth in paragraph (c) of this Section 4.02.
     (ii) Jefferies acknowledges and agrees that as of the date hereof that the Leucadia Shares have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only if registered under the Securities Act or pursuant to an exemption therefrom. Jefferies acknowledges that, except as provided in the Ancillary Documents, Jefferies has no right to require Leucadia to register the Leucadia Shares. Jefferies further acknowledges and agrees that each certificate for the Leucadia Shares shall bear a legend substantially as set forth in paragraph (c) of this Section 4.02.
     (iii) Certificates for the Jefferies Shares and the Leucadia Shares shall bear legends in substantially the following form:
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COMPANY’S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.
     (iv) When issued pursuant hereto, the certificates evidencing the Jefferies Shares and the Leucadia Shares shall also bear any legend required by any applicable state blue sky law.
     Section 4.03. Regulatory Matters.
     (i) Leucadia and Jefferies shall use commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the Transactions. Jefferies and Leucadia shall have the right to consult the other, in each case subject to applicable laws relating to the exchange of information, with respect to any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the Transactions. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the Transactions and each party will keep the other apprised of the status of matters relating to completion of the Transactions.
     (ii) Leucadia and Jefferies shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Leucadia, Jefferies or any of their respective Subsidiaries to any Governmental Entity in connection with the Transactions.
     (iii) Leucadia and Jefferies shall promptly furnish the other with copies of written communications received by them or their Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the Transactions (other than in respect of information filed or otherwise submitted confidentially to any such Governmental Entity).

     (iv) Leucadia and Jefferies shall, and shall cause their Subsidiaries to, use commercially reasonable efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on them or their Subsidiaries with respect to the Transactions and, subject to the conditions set forth in Article V hereof, to consummate the Transactions and (ii) subject to the conditions set forth in Article V hereof, to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by Jefferies or Leucadia or any of their respective Subsidiaries in connection with the Transactions, and to comply with the terms and conditions of such consent, authorization, order or approval.
     Section 4.04. Share Listing. Each of Jefferies and Leucadia shall promptly use its reasonable best efforts to cause the Jefferies Shares and the Leucadia Shares, respectively, to be, upon official notice of issuance, listed on the NYSE.
     Section 4.05. Registration Rights Agreements; Letter Agreement. As soon as reasonably practicable after the date hereof, Leucadia and Jefferies shall execute (i) Registration Rights Agreements consistent with the terms described in Annex A to Exhibit A of this Agreement, and (ii) a letter agreement providing that no request of Leucadia or its subsidiaries for any additional capital investment in Jefferies High Yield Holdings, LLC shall be made without the unanimous consent of the Board of Directors of Jefferies, including Leucadia’s designees to the Jefferies Board of Directors (the “Letter Agreement”).
ARTICLE V
Additional Agreements
     Section 5.01. Leucadia Closing Deliverables. At the Closing, Leucadia shall have executed and delivered to Jefferies the Standstill Agreement, in the form attached hereto as Exhibit A.
     Section 5.02. Jefferies Closing Deliverables. At the Closing, Jefferies shall have executed and delivered to Leucadia the Standstill Agreement, in the form attached hereto as Exhibit A.
ARTICLE VI
Miscellaneous
     Section 6.01. Survival of Representations and Warranties. All representations and warranties shall survive the Closing Date for a period of twelve months following the Closing Date, and all covenants and agreements shall survive the Closing Date until the expiration of any applicable statutes of limitation.
     Section 6.02. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered personally, by telecopier or sent by overnight courier as follows:

(i)	If to Leucadia, to:

Leucadia National Corporation
315 Park Avenue South
New York, New York 10010

	Attention:	Joseph S. Steinberg
315 Park Avenue South
New York, New York 10010
Fax: (212) 598-4869

With copies to:

Weil, Gotshal & Manages, LLP
767 Fifth Avenue
New York, New York 10153-0119

	Attention:	Andrea A. Bernstein, Esq.
Fax: (212) 310-8007

(ii)	If to Jefferies, to:

Jefferies Group, Inc.
520 Madison Avenue
New York, New York 10021

	Attention:	General Counsel
Fax: (212) 284-2280

With a copy to:

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178

	Attention:	Stephen P. Farrell, Esq.
Robert W. Dickey, Esq.
Fax: (212) 309-6001
or to such other address or addresses as shall be designated in writing. All notices shall be effective when received.
     Section 6.03. Entire Agreement; Third Party Beneficiaries; Amendment. This Agreement, the Registration Rights Agreements, and the Standstill Agreement and the documents described herein and therein or attached or delivered pursuant hereto or thereto set forth the entire agreement between the parties hereto with respect to the Transactions, and are not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder. Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing between the parties hereto executed in the same manner as this Agreement. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right. No investigation by Leucadia or Jefferies prior to or after the date hereof shall prevent or limit Leucadia or Jefferies from exercising any right hereunder or be deemed to be a waiver of any such right.
     Section 6.04. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute any original, but all of which together shall constitute one and the same documents.
     Section 6.05. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York.
     Section 6.06. Public Announcements. Subject to each party’s disclosure obligations imposed by law, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the Transactions, and no party hereto will make any such news release or public disclosure without first consulting with the other party hereto.
     Section 6.07. Expenses. Each party hereto shall bear its own costs and expenses (including attorneys’ fees) incurred in connection with this Agreement and the Ancillary Documents and the Transactions.
     Section 6.08. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, Jefferies’ successors and assigns and Leucadia’s successors and assigns, and no other person; provided, that, subject to applicable law, Leucadia may assign its rights under this Agreement to any of its Affiliates, but no such assignment shall relieve Leucadia of its obligations hereunder.
     Section 6.09. Remedies; Waiver. To the extent permitted by law, all rights and remedies existing under this Agreement or any Ancillary Documents are cumulative to, and are exclusive of, any rights or remedies otherwise available under applicable law. No failure on the part of any party to exercise, or delay in exercising, any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.
     Section 6.10. Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal or state court located in the Borough of Manhattan in the City of New York, New York in the event any dispute arises out of this Agreement, any of the Ancillary Documents or the Transactions, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement, any of the Ancillary Documents or the Transactions in any court other than a Federal or state court located in the Borough of Manhattan in the City of New York, New York.

     Section 6.11. Severability. If any provision of this Agreement is determined to be invalid, illegal, or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect provided that the economic and legal substance of, any of the Transactions is not affected in any manner materially adverse to any party. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose hereof. To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.
     Section 6.12. Headings. The headings of Articles and Sections contained in this Agreement are for reference purposes only and are not part of this Agreement.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

LEUCADIA NATIONAL CORPORATION
By:	/s/ Barbara L. Lowenthal
	Name:	BARBARA L. LOWENTHAL
	Title:	VICE PRESIDENT

JEFFERIES GROUP, INC.
By:	/s/ Richard B. Handler
	Name:	RICHARD B. HANDLER
	Title:	CHIEF EXECUTIVE OFFICER

[Investment Agreement Signature Page]

Exhibit A
Form of Standstill Agreement